                                                      EXHIBITS 5.1, 8.1 AND 23.1
                                                      --------------------------

                                                               December 15, 2004

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York  10019

              Re:   Structured Asset Securities Corporation,
                    Registration Statement on Form S-3
                    -----------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Structured Asset Securities Corporation, a
Delaware corporation (the "Company"), in connection with the offering of the
Company's Structured Asset Securities Corporation Mortgage Pass-Through
Certificates, Series 2004-22 (the "Certificates"). A Registration Statement of
the Company on Form S-3 relating to the Certificates (Commission File No.
333-115858) has been filed with the Securities and Exchange Commission (the
"Commission") under the Securities Act of 1933, as amended (the "Securities
Act") and was declared effective on June 21, 2004. As set forth in the prospectus dated November 19, 2004, as supplemented by a prospectus supplement dated December 13, 2004 (the "Base Prospectus" and the "Prospectus Supplement,"
respectively), the Certificates will be issued under and pursuant to the conditions of a trust agreement dated as of November 1, 2004 (the "Trust
Agreement"), by and among the Company, as depositor, Aurora Loan Services Inc., as master servicer (the "Master Servicer"), and Citibank, N.A., as trustee (the
"Trustee")

     We have examined a form of the Trust Agreement, forms of the Certificates, the Base Prospectus, the Prospectus Supplement, the Supplement, and originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have made such examination of law, as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents. We further assume ongoing compliance with all
Servicing Agreements (as defined in the Trust Agreement) and the accuracy of the representations made in the transfer agreements relating to the Mortgage Loans.
As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied, to the extent we have deemed appropriate, upon certificates and oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that:

          (i) The Trust Agreement has been duly and validly authorized by all necessary action on the part of the Company and, when duly executed and delivered by the Company, the Trustee, the Master Servicer and any other party thereto, the Trust

     Agreement will constitute a legal, valid and binding agreement of the
     Company, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, and with respect to the rights of indemnity or contribution, as may be limited by public policy considerations.

          (ii) The issuance and sale of the Certificates have been duly authorized by all requisite corporate action on the part of the Company and, when duly and validly executed and authenticated in accordance with the terms of the Trust Agreement and delivered against payment therefor pursuant to the underwriting agreement dated April 16, 1996, between the
     Company and Lehman Brothers, and a terms agreement dated December 10, 2004, between the Company and Lehman Brothers (such underwriting agreement, as supplemented by such terms agreement, the "Underwriting Agreement"), the
     Certificates will be duly and validly issued and outstanding, and entitled to the benefits of the Trust Agreement.

          (iii) Under existing law, assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes, each segregated pool of assets for which the Trust Agreement directs that a REMIC election be made will qualify as a "real estate mortgage investment conduit" ("REMIC")
     pursuant to Section 860D of the Internal Revenue Code of 1986, as amended
     (the "Code"); each of the Certificates, other than the Class E, Class P and
     Class R Certificates, will evidence ownership of "regular interests" in a
     REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class R
     Certificate will be considered to represent the sole class of "residual interest" within the meaning of Section 860G(a)(2) of the Code in each
     REMIC formed pursuant to the Trust Agreement.

          (iv) The statements contained under the caption "Material Federal
     Income Tax Considerations" in the Base Prospectus and the Prospectus
     Supplement, insofar as such statements constitute conclusions of law, are true and correct in all material respects as set forth therein.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York.

     We hereby consent to the filing of this letter and to the references to this firm under the headings "Legal Matters" and "Material Federal Income Tax
Considerations" in the Base Prospectus and Prospectus Supplement, without implying or admitting that we are "experts" within the meaning of the Securities
Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Base Prospectus, the Prospectus Supplement or the
Supplement.

                                                 Very truly yours,

                                                 /s/ Dechert LLP

                                                 Dechert LLP